Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                         BECTON, DICKINSON AND COMPANY

                        7.15% Notes due October 1, 2009



CUSIP No. 075887AR0

                                                             No. 1  $200,000,000



          BECTON, DICKINSON AND COMPANY, a New Jersey corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $200,000,000 on October 1, 2009 and to pay interest, on April 1 and October 1 of each year, commencing April 1, 2000, on said principal sum at the rate of 7.15% per annum, from September 28, 1999 or from the most recent interest payment date to which interest has been paid or provided for, as the case may be, until payment of said principal sum has been made or duly provided for; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the person entitled thereto as such address shall appear on the register of Notes or (ii) by transfer in immediately available funds to an account maintained by the person entitled thereto as specified in the register of Notes. The interest so payable on any April 1 or October 1 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the fifteenth day of the calendar month preceding such April 1 or October 1.

          Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

          IN WITNESS HEREOF, Becton, Dickinson and Company has caused this Note to be executed in its name and on its behalf by the signatures of two of its officers authorized to execute Securities pursuant to the Indenture and has caused its corporate seal to be affixed hereunto or imprinted hereon.


Dated:             , 1999


                         BECTON, DICKINSON AND COMPANY


                         By: /s/ Richard K. Berman
                            -----------------------------------------
                              Richard K. Berman
                              Vice President and Treasurer


                         By: /s/ Bridget M. Healy
                            ------------------------------------------
                              Bridget M. Healy
                              Vice President, Corporate Secretary and
                              Associate General Counsel



                             TRUSTEE'S CERTIFICATE
                               OF AUTHENTICATION


This Note is one of the Securities of the series referred to herein issued pursuant to the within-mentioned Indenture.


                         THE CHASE MANHATTAN BANK,
                              as Trustee


                         By: /s/ L. O'Brien
                            ---------------------------------------------
                                         Authorized Officer

                         BECTON, DICKINSON AND COMPANY


                        7.15% Notes due October 1, 2009

          This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of March 1, 1997 (as amended or supplemented, herein called the "Indenture"), duly executed and delivered by the Company and The Chase Manhattan Bank, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the 7.15% Notes due October 1, 2009 (the "Notes") limited in aggregate principal amount to $200,000,000 (except as in the Indenture provided). Terms defined in the Indenture have the same definitions herein unless otherwise specified.

          In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof and interest hereon may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of any series at any time by the Company and the Trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding Securities of such series, each affected series voting separately. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the outstanding Securities of any series, on behalf of the holders of all the Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.

          Subject to the terms of the Indenture, the Company may elect either
(i) to defease and be discharged from any and all obligations with respect to the Notes or (ii) to be released from its obligations with respect to certain covenants applicable to the Notes, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency prescribed herein.

          The Notes are redeemable as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments on the Notes, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus in each case, accrued interest to the date of redemption on the principal balance of the Notes being redeemed. For the purposes hereof:

          "Treasury Rate" means, for any redemption date, the annual rate equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue equal to the Comparable Treasury Price, expressed as a percentage of its principal amount, for such redemption date. The yield of the Comparable Treasury Issue shall be computed as of the second business day immediately preceding the redemption date.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the applicable remaining term of the Notes.

          "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

          "Reference Treasury Dealer" means each of Goldman, Sachs & Co., Salomon Smith Barney Inc., Chase Securities Inc. and Banc One Capital Markets, Inc., each of their successors, and any two other nationally recognized investment banking firms selected by the Company from time to time that are primary dealers of U.S. government securities in New York City; provided, however, that if any of the foregoing ceases to be a primary dealer of U.S. government securities in New York City, the Company shall substitute therefor another nationally recognized investment banking firm.

          "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations obtained by the Trustee for that redemption date after excluding the highest and lowest of those Reference Treasury Dealer Quotations; or (2) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all those quotations.

          "Reference Treasury Dealer Quotation" means, with respect to any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by a Reference Treasury Dealer as of 3:30 p.m., New York time, on the third business day preceding that redemption date. The Trustee shall seek Reference Treasury Dealer Quotations in respect of any redemption date from each of the then-existing Reference Treasury Dealers.

          "Remaining Scheduled Payments" means, with respect to each Note being redeemed, the remaining scheduled payments of principal and interest on that Note that would be due after the related redemption date but for the redemption; provided, however, that if the redemption date is not an interest payment date with respect to that Note, the amount of the next succeeding scheduled interest payment on that Note that would have been due shall be deemed reduced by the amount of interest accrued on the Note to the redemption date.


          Notice of any redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Notes or portions thereof called for redemption. On and after any redemption date, the Notes or any portion of the Notes called for redemption will stop accruing interest. If less than all of the Notes are redeemed, the Trustee will choose the Notes to be redeemed by any method that it deems fair and appropriate.

          Upon the presentment for registration of transfer of this Note at the office or agency of the Company designated for such purpose pursuant to the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

          Prior to due presentment for registration of transfer of this Note, the Company, the Trustee or any Note registrar, co-registrar, paying agent or authenticating agent, may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes, and the Company, the Trustee and any Note registrar, co-registrar, paying agent and authenticating agent shall not be affected by any notice to the contrary.